UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue, Loveland, Colorado 80538
(Address of principal executive offices) (ZIP code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on March 31, 2023, Heska Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Antech Diagnostics, Inc., a California corporation (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation (“Parent”). On June 13, 2023 (the “Closing Date”), pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Acquiror.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on April 3, 2023 and are incorporated by reference herein.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, the Company and U.S. Bank Trust Company, National Association, as successor trustee to U.S. Bank National Association, as Trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture dated as of September 17, 2019 (as amended and supplemented, the “Indenture”), between the Company and the Trustee. The Supplemental Indenture provides that, from and after the effective time of the Merger, the “unit of Reference Property” (as defined in the Indenture) shall mean $120.00 per share in cash, without interest.

The foregoing descriptions of the Supplemental Indenture and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note above of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.

The Indenture

The consummation of the Merger constituted both a Fundamental Change and a Make-Whole Fundamental Change (each, as defined in the Indenture). Accordingly, as required by the Indenture, the Company intends to notify holders of the 3.750% Convertible Senior Notes due 2026 (the “Notes”) and the Trustee as promptly as practicable following the Closing Date.  Thereafter, each holder of the Notes will have a right to convert such holder’s Notes in the manner set forth in the Indenture. In lieu of receiving shares of public common stock, par value $0.01 per share, of the Company, holders of the Notes will be entitled to receive an amount equal to (i) $120.00 multiplied by the sum of (A) the Conversion Rate (as defined in the Indenture) plus (B) a number of Additional Shares (as defined in the Indenture).

Convertible Notes Repurchase Right

As a result of the closing of the Merger (which constituted a Fundamental Change), each holder of the Notes has the right, at such holder’s option, to require the Company to repurchase for cash all or a portion of such holder’s Notes, on a date (the “Fundamental Change Repurchase Date”) to be specified by the Company at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, in accordance with the terms and conditions of the Indenture (the “Convertible Notes Repurchase Right”).

The foregoing descriptions of the Indenture and the Convertible Notes Repurchase Right and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full texts of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and the Indenture, which is included as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by the Company on September 17, 2019. The Supplemental Indenture and the Indenture are incorporated by reference herein.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 31, 2023, by and among Heska Corporation, Antech Diagnostics, Inc., Helsinki Merger Sub LLC and, solely for purpose of Section 9.15 of the Merger Agreement, Mars, Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on April 3, 2023 (File No.000-22427))

4.1	Supplemental Indenture, by and between Heska Corporation and U.S. Bank Trust Company, National Association, dated as of June 13, 2023
4.2
Indenture, by and between Heska Corporation and U.S. Bank Trust Company, National Association, dated as of September 17, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on September 17, 2019 (File No.000-22427))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION

Date: June 13, 2023	By:	/s/ Christopher Sveen
Christopher Sveen
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

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